EXHIBIT 99

                                      NGSG
                        NATURAL GAS SERVICES GROUP, INC.

FOR IMMEDIATE RELEASE                                                       NEWS
February 24, 2005                                             Amex - NGS, NGS.WS


          NATURAL GAS SERVICES GROUP ANNOUNCES FOURTH QUARTER AND YEAR
                              END FINANCIAL RESULTS

          36% Increase In Revenue For The Three Months to $4.7 Million 25% Increase In Revenue For The Twelve Months to $15.9 Million

MIDLAND, Texas, February 24, 2005 - Natural Gas Services Group, Inc. (AMEX:NGS), a leading provider of gas compression, flare equipment and services to the natural gas and oil industry, announces its financial results for the fourth quarter and twelve months ended December 31, 2004.

                         Natural Gas Service Group, Inc.

----------------------------------------------------------------------------------------------------------
                     Fourth Quarter Fourth Quarter   Change      Twelve Months Twelve Months     Change
                          2004          2003                         2004          2003
----------------------------------------------------------------------------------------------------------
Revenues               $ 4,737,669   $ 3,485,406            36%   $15,958,199   $12,749,522             25%
Net Income                 663,459       489,692            35%     3,374,028     1,307,133            158%
EPS (Basic)            $      0.11   $      0.09            22%   $      0.59   $      0.24            147%
EPS (Diluted)          $      0.09   $      0.09             0%   $      0.52   $      0.23            126%
Gross Profit             2,689,529     1,858,709            45%     9,006,704     6,692,926             36%
EBITDA                 $ 1,980,262   $ 1,231,857            60%   $ 7,795,697   $ 4,396,771             77%
Weighted avg. shares
outstanding:
Basic                    6,077,368     5,051,851                    5,591,313      4,946,922
Diluted                  7,049,140     5,386,928                    6,382,777      5,252,531
----------------------------------------------------------------------------------------------------------


Revenue for the fourth quarter ended December 31, 2004, increased 36% to $4,737,669 as compared to $3,485,406 for the same period in 2003. Revenue for the twelve months ended December 31, 2004 increased 25% to $15,958,199 as compared to $12,749,522 for the same period in 2003 The increase in revenue during the fourth quarter and twelve months reflects a significant increase in revenue from the rental of natural gas compressor units and a slight increase in service and maintenance revenue.

Net income for the fourth quarter ended December 31, 2004 increased 35% to $663,459 ($0.11 per diluted share), as compared to the same period in 2003 of $489,691 ($.09 per diluted share). Net income for the twelve months ended December 31, 2004 increased 158% to $3,374,028 ($0.52 per diluted share), as compared to $1,307,133 ($0.23 per diluted share) for same period in 2003. This increase included life insurance proceeds on Mr. Wayne L. Vinson, our former President and C.E.O. who passed away on March 15, 2004. Excluding these proceeds we had a 43% increase in net income for the twelve months.

NGS's rental fleet grew by 46% during the twelve months ended December 31, 2004. We ended the year with 585 compressor packages in our rental fleet, up from 399 units at December 31, 2003. We anticipate adding 250-300 rental units this year at a cost of approximately $16-18 million and expects rental revenue to grow by approximately 30-35%.

"2004 was a year of tremendous significance and change for NGS," said Wallace Sparkman, previous Interim President and current Chairman of the Board of Directors. "We lost a good friend and President of the Company when Wayne Vinson passed away in March. We converted our Series A Preferred Stock into common stock for a savings of approximately $100,000 in dividends. We also completed a private common stock placement for $5 million on July 20, 2004 and entered into an agreement to purchase Screw Compression Systems, a private manufacturer of natural gas compressors as of January 3, 2005. We expect this acquisition to increase NGS's sales and leasing revenue by more than $20 million in 2005. We experienced record revenue, income, earnings per share and hit a new high for the number of compressor packages in our rental fleet. Our success in 2004 is a testament to the hard work, dedication and customer service attitude of our employees."

Steve Taylor, President and CEO of Natural Gas Services Group, Inc. said, "During 2004, we continued to grow and create positive momentum. Looking forward, we believe that our revenue and operational profits will continue to grow vigorously driven by a robust natural gas market, continuing strong end-use demand and the acquisition and effective integration of Screw Compression Systems. We are moving confidently into 2005 with a strong balance sheet, a healthy backlog and a platform for growth."

Here are some key indicators comparing year end 2004 to year end 2003:

         Leasing revenue up 48% to $10.5 million.
         Services and Maintenance revenue up 6% to $1.9 million.
         Gross Margin up from 52% to 56% of revenue , or $9 million. Operating income up 46% to $3.9 million.
         EBITDA up 77% to $7.7 million.

The Company has scheduled a conference call Thursday, February 24 at 3:15 PM Central Standard Time to discuss 2004 financial results.

What: Natural Gas Services 2004 Fourth Quarter and Year-End Financial Results Conference Call

When: Thursday, February 24, 2005 - 3:15 PM Central Standard Time

How: Live via phone by dialing 800-936-4602. Code: Natural Gas Services. Participants to the conference call should call in at least 5 minutes prior to the start time.

About Natural Gas Services Group, Inc. (NGS)
--------------------------------------------

NGS manufactures, fabricates, sells, leases and services natural gas compressors that enhance the production of oil and gas wells. The Company also manufactures and sells flare systems and flare ignition systems for plant and production facilities.


For More Information, Contact:                   Wallace Sparkman, Chairman or
                                                 Stephen Taylor, President/CEO
                                                 800-580-1828
                                                 Jim Drewitz, Investor Relations
                                                 jdrewitz@comcast.net
                                                 972-355-6070

"EBITDA" reflects net income or loss before interest, taxes, depreciation and amortization. EBITDA is a measure used by analysts and investors as an indicator of operating non-cash charges and financing costs. Therefore, EBITDA gives the investor information as to the cash generated from the operations of a business. However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America ("GAAP"), and should not be considered a substitute for other financial measures of performance. EBITDA as calculated by NGS may not be comparable to EBITDA as calculated and reported by other companies. The most comparable GAAP measure to EBITDA is net income. The reconciliation of EBITDA to net income is as follows:

                                     Three months ended           Twelve months ended
                                        December 31,                  December 31,
                                    2004           2003           2004           2003
                                -----------    -----------    -----------    -----------
      EBITDA                    $ 1,980,262    $ 1,231,857    $ 7,795,697    $ 4,396,771
Adjustments to reconcile
 EBITDA to net income:
Amortization and depreciation      (693,413)      (490,599)    (2,444,264)    (1,725,717)
Interest expense                   (257,403)      (166,362)      (837,486)      (667,122)
Provision for income tax           (365,987)       (85,204)    (1,139,919)      (696,799)
                                -----------    -----------    -----------    -----------

Net income                      $   663,459    $   489,691    $ 3,374,028    $ 1,307,133
                                ===========    ===========    ===========    ===========

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGS's products and services; and new governmental safety, health and environmental regulations which could require NGS to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission


                         Natural Gas Service Group, Inc.

                                  BALANCE SHEET

                                DECEMBER 31, 2004

                                     ASSETS
                                     ------
CURRENT ASSETS:
   Cash and cash equivalents                                                       $   685,187
   Trade accounts receivable, net of doubtful accounts of $25,000                    1,998,965
   Inventory                                                                         4,469,606
   Prepaid expenses and other                                                          141,140
                                                                                   -----------
                  Total current assets                                               7,294,898

LEASE EQUIPMENT, net of accumulated depreciation of $4,820,774                      27,734,030
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $1,446,141                3,134,167
GOODWILL, net of accumulated amortization of $325,192                                2,589,655
PATENTS, net of accumulated amortization of $164,907                                    86,457
RESTRICTED CASH                                                                      2,000,000
OTHER ASSETS
                                                                                       416,269
                                                                                   -----------
                  Total assets                                                     $43,255,476
                                                                                   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
   Current portion of long-term debt and capital lease                             $ 3,728,048
   Line of credit                                                                      549,856
   Accounts payable and accrued liabilities                                          2,354,612
   Deferred income                                                                      22,128
                                                                                   -----------
                  Total current liabilities                                          6,654,644

LONG-TERM DEBT AND CAPITAL LEASE, less current portion                               9,290,209
SUBORDINATED NOTES, net of discount of $89,962                                       1,449,299
DEFERRED TAX LIABILITY                                                               2,958,000
COMMITMENTS
STOCKHOLDERS' EQUITY:
   Preferred stock, 5,000,000 shares authorized, no shares issued - Common stock, 30,000,000 shares authorized, par value $0.01; 6,104,269 shares issued
   and
     outstanding                                                                        61,042
   Additional paid-in capital                                                       16,355,492
   Retained earnings                                                                 6,486,790
                                                                                   -----------
                  Total stockholders' equity                                        22,903,324
                                                                                   -----------
                  Total liabilities and stockholders' equity                       $43,255,476
                                                                                   ===========

                         Natural Gas Service Group, Inc.

                        CONSOLIDATED STATEMENTS OF INCOME

                                                        FOR THE YEARS ENDED
                                                            DECEMBER 31,
                                                   ----------------------------
                                                       2004            2003
                                                   ------------    ------------
REVENUE:
   Sales, net                                      $  3,593,376    $  3,865,045
   Service and maintenance income                     1,873,905       1,773,256
   Leasing income and interest                       10,490,918       7,111,221
                                                   ------------    ------------
                  Total revenue                      15,958,199      12,749,522

COSTS OF REVENUE:
   Cost of sales                                      2,556,573       2,859,572
   Cost of service                                    1,357,016       1,243,499
   Cost of leasing                                    3,037,906       1,953,525
                                                   ------------    ------------
                  Total costs of revenue              6,951,495       6,056,596
                                                   ------------    ------------

GROSS PROFIT                                          9,006,704       6,692,926

OPERATING EXPENSES:
   Selling expenses                                     875,289         678,777
   General and administrative                         1,776,630       1,613,076
   Depreciation and amortization                      2,444,264       1,725,717
                                                   ------------    ------------
                  Total operating expenses            5,096,183       4,017,570
                                                   ------------    ------------

INCOME FROM OPERATIONS                                3,910,521       2,675,356

OTHER INCOME (EXPENSE):
   Interest expense                                    (837,486)       (667,122)
   Other income (expense)                             1,440,912          (4,302)
                                                   ------------    ------------
                  Total other income (expense)          603,426        (671,424)
                                                   ------------    ------------

INCOME BEFORE PROVISION FOR INCOME TAXES              4,513,947       2,003,932

PROVISION FOR INCOME TAXES:
   Current                                               20,000          25,000
   Deferred                                           1,119,919         671,799
                                                   ------------    ------------
                  Total income tax expense            1,139,919
                                                                        696,799
                                                   ------------    ------------

NET INCOME                                            3,374,028       1,307,133

PREFERRED DIVIDENDS                                      53,277         120,941
                                                   ------------    ------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS        $  3,320,751    $  1,186,192
                                                   ============    ============

NET INCOME PER COMMON SHARE:
   Basic                                           $       0.59    $       0.24
                                                   ============    ============
   Diluted                                         $       0.52    $       0.23
                                                   ============    ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
   Basic                                              5,591,313       4,946,922
   Diluted                                            6,382,777       5,252,531


                         Natural Gas Service Group, Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                                   --------------------------------
                                                                        2004              2003
                                                                   --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                      $    3,374,028    $    1,307,133
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                      2,444,264         1,725,717
     Deferred taxes                                                     1,119,919           671,799
     Amortization of debt issuance costs                                   64,956            64,956
     Loss on disposal of assets                                            71,341            18,615
     Changes in current assets:
         Trade and other receivables                                   (1,182,369)         (391,498)
         Inventory                                                     (1,915,367)       (1,078,445)
         Prepaid expenses and other                                       (34,110)           66,272
     Changes in current liabilities:
         Accounts payable and accrued liabilities                       1,283,960           542,790
         Deferred income                                                 (185,087)          173,678
     Other changes                                                       (344,341)          (76,597)
                                                                   --------------    --------------
                Net cash provided by operating activities               4,697,194         3,024,420

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                 (11,595,811)       (7,881,720)
   Proceeds from sale of property and equipment                            50,123           119,500
   Increase in restricted cash                                               --
                                                                                         (2,000,000)
   Distribution from equity method investment                                --             107,774
   Decrease in lease receivable                                              --             210,512
                                                                   --------------    --------------
                Net cash used in investing activities                 (13,545,688)       (7,443,934)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from lines of credit                                      549,856           300,000
   Proceeds from long-term debt                                         6,592,012         3,478,568
   Repayments of long-term debt                                        (2,588,522)       (2,013,546)
   Repayment of line of credit                                           (300,000)             --
   Dividends on preferred stock                                           (53,277)         (120,941)
   Proceeds from sale of stock and exercise of stock options and
   warrants, net of transaction costs                                   5,157,410           237,997
                                                                   --------------    --------------
                Net cash provided by financing activities               9,357,479         1,882,078

NET CHANGE IN CASH                                                        508,985        (2,537,436)

CASH, beginning of year                                                   176,202         2,713,638
                                                                   --------------    --------------

CASH, end of year                                                  $      685,187    $      176,202
                                                                   ==============    ==============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Interest paid                                                   $      775,429    $      667,122
                                                                   ==============    ==============
   Income taxes paid                                               $       31,300    $       35,292
                                                                   ==============    ==============